Exhibit l

July 24, 2023

Destiny Tech100 Inc.

1401 Lavaca Street #144

Austin, TX 78701

Ladies and Gentlemen:

We have acted as counsel to Destiny Tech100 Inc., a Maryland corporation (the “Company”), in connection with the sale of up to 1,455,276 shares of common stock, par value $0.00001 per share, of the Company (the “Shares”), held by that certain Selling Stockholder (as defined in the Prospectus), pursuant to registration statement on Form N-2 (Registration Statement No. 333-264909)(as amended, the “Registration Statement”), filed with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933 (as amended, the “Act”), including the prospectus included therein (the “Prospectus”). The Shares are to be sold by the Selling Stockholder in the manner described in the Registration Statement and the Prospectus.

We have examined the Registration Statement and the Prospectus and documents as we deemed necessary for the purpose of this opinion. We have relied as to certain factual matters on information obtained from public officials and officers of the Company. Based on that examination, we are of the opinion that the Shares have been duly authorized and validly issued and are fully paid and non-assessable.

In expressing the opinion set forth herein, we have assumed that all documents submitted to us as originals are authentic, all documents submitted to us as copies conform with the originals of those documents, all signatures on all documents submitted to us for examination are genuine, each natural person executing any such document is legally competent to do so and all public records reviewed by us or on our behalf are accurate and complete. The opinion expressed herein is limited to the matters expressly set forth in this letter and no other opinion should be inferred beyond the matters expressly stated.

We hereby consent to the use of our name under the heading “Legal Matters” in the Registration Statement and Prospectus and to the filing of this opinion as an exhibit to the same. In giving our consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the SEC thereunder.

Very truly yours,

Miles & Stockbridge P.C.

By:	/s/ Scott R. Wilson
Principal